Registration No. 333-176284

Registration No. 333-168676

Registration No. 333-161173

Registration No. 333-156149

Registration No. 333-141373

Registration No. 333-129861

Registration No. 333-117273

Registration No. 333-106946

Registration No. 333-106436

Registration No. 333-91276

Registration No. 333-76636

Registration No. 333-69722

Registration No. 333-40466

Registration No. 333-95007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-176284

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-168676

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-161173

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-156149

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-141373

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-129861

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-117273

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-106946

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-106436

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-91276

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-76636

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-69722

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-40466

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION No. 333-95007

UNDER

THE SECURITIES ACT OF 1933

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0675808
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

68 Elm Street

Hopkinton, MA 01748

(Address of principal executive offices, including zip code)

2011 EMPLOYEE STOCK PURCHASE PLAN

2009 EQUITY INCENTIVE PLAN

ACQUISITION EQUITY INCENTIVE PLAN

2001 NON-STATUTORY STOCK OPTION PLAN

1999 EQUITY INCENTIVE PLAN

1999 EMPLOYEE STOCK PURCHASE PLAN

1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1996 EQUITY INCENTIVE PLAN

(Full titles of plans)

E. Kevin Hrusovsky

President and Chief Executive Officer

Caliper Life Sciences, Inc.

68 Elm Street

Hopkinton, MA 01748

(508) 435-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William T. Whelan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Caliper Life Sciences, Inc. (the “Registrant”) on Form S-8, filed with the Securities and Exchange Commission (collectively, the “Registration Statements”):

•                  Registration Statement No. 333-176284, registering 1,500,000 shares of the Registrant’s common stock, par value $0.001 per share (“Registrant Common Stock”) and associated preferred share purchase rights issued under the Rights Agreement between the Registrant and Wells Fargo Bank, N.A., dated as of December 18, 2001, as amended (the “Rights”), issuable under the Registrant’s 2011 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-168676, registering 136,792 shares of Registrant Common Stock and associated Rights, issuable under the Registrant’s 1999 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-161173, registering (i) 10,000,000 shares of Registrant Common Stock and associated Rights,  issuable under the Registrant’s 2009 Equity Incentive Plan and (ii) 400,697 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-156149, registering 568,185 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-141373, registering (i) 4,214,894 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Equity Incentive Plan, (ii) 533,100 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Employee Stock Purchase Plan and (iii) 252,894 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Non-Employee Directors’ Stock Option Plan;

•                  Registration Statement No. 333-129861, registering 292,161 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-117273, registering (i) 8,845 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Equity Incentive Plan, (ii) 354,079 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Employee Stock Purchase Plan and (iii) 95,137 shares of Registrant Common Stock and associated Rights issuable under the Registrant’s 1999 Non-Employee Directors’ Stock Option Plan;

•                  Registration Statement No. 333-106946, registering 900,000 shares of Registrant Common Stock under the Registrant’s Acquisition Equity Incentive Plan;

•                  Registration Statement No. 333-106436, registering (i) 3,564,902 shares of Registrant Common Stock issuable under the Registrant’s 1999 Equity Incentive Plan, (ii) 384,983 shares of Registrant Common Stock issuable under the Registrant’s 1999 Employee Stock Purchase Plan and (iii) 78,373 shares of Registrant Common Stock issuable under the Registrant’s 1999 Non-Employee Directors’ Stock Option Plan;

•                  Registration Statement No. 333-91276, registering (i) 2,456,997 shares of Registrant Common Stock issuable under the Registrant’s 1999 Equity Incentive Plan, (ii) 201,642 shares of Registrant Common Stock issuable under the Registrant’s 1999 Employee Stock Purchase Plan and (iii) 36,000 shares of Registrant Common Stock issuable under the Registrant’s 1999 Non-Employee Directors’ Stock Option Plan;

•                  Registration Statement No. 333-76636, registering 500,000 shares of Registrant Common Stock under the Registrant’s 2001 Non-Statutory Stock Option Plan;

•                  Registration Statement No. 333-69722, registering (i) 1,350,058 shares of Registrant Common Stock issuable under the Registrant’s 1999 Equity Incentive Plan, (ii) 128,361 shares of Registrant Common Stock issuable under the Registrant’s 1999 Employee Stock Purchase Plan and (iii) 77,017 shares of

Registrant Common Stock issuable under the Registrant’s 1999 Non-Employee Directors’ Stock Option Plan;

•                  Registration Statement No. 333-40466, registering (i) 1,439,198 shares of Registrant Common Stock issuable under the Registrant’s 1999 Equity Incentive Plan, (ii) 115,827 shares of Registrant Common Stock issuable under the Registrant’s 1999 Employee Stock Purchase Plan and (iii) 69,496 shares of Registrant Common Stock issuable under the Registrant’s 1999 Non-Employee Directors’ Stock Option Plan; and

•                  Registration Statement No. 333-95007, registering (i) 89,797 shares of Registrant Common Stock issuable under the Registrant’s 1996 Equity Incentive Plan, (ii) 3,365,700 shares of Registrant Common Stock issuable under the Registrant’s 1999 Equity Incentive Plan, (iii) 200,000 shares of Registrant Common Stock issuable under the Registrant’s 1999 Non-Employee Directors’ Stock Option Plan and (iv) 300,000 shares of Registrant Common Stock issuable under the Registrant’s 1999 Employee Stock Purchase Plan.

PerkinElmer Hopkinton Co., a Delaware corporation and wholly owned subsidiary of PerkinElmer, Inc., a Massachusetts corporation (“Buyer”), will merge with and into the Registrant, with the Registrant as the surviving corporation (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of September 7, 2011, by and among Buyer, PerkinElmer Hopkinton Co. and the Registrant.  As a result of the Merger, the Registrant will cease to be an independent, publicly traded company and will become a wholly owned subsidiary of Buyer.

In connection with the Merger, the Registrant will terminate all of the stock plans set forth above as of the effective time of the Merger.  In anticipation of the closing of the Merger, the Registrant has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements.

Pursuant to the undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment to the Registration Statements to deregister all of the securities which remain unsold, if any, under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Town of Hopkinton, Commonwealth of Massachusetts, on November 7, 2011.

CALIPER LIFE SCIENCES, INC.,

By:	/s/ E. Kevin Hrusovsky
Name:	E. Kevin Hrusovsky
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons, in the capacities indicated, on November 7, 2011.

Signature	Title

/s/ E. KEVIN HRUSOVSKY	President, Chief Executive Officer and Director
E. Kevin Hrusovsky	(Principal Executive Officer)

/s/ PETER F. MCAREE	Senior Vice President and Chief Financial Officer
Peter F. McAree	(Principal Financial Officer)

/s/ JOSEPH H. GRIFFITH IV	Vice President, Finance and Corporate Controller
Joseph H. Griffith IV	(Principal Accounting Officer)

/s/ ROBERT C. BISHOP, PH.D.	Chairman of the Board of Directors
Robert C. Bishop, Ph.D.

/s/ DAVID V. MILLIGAN, PH.D.	Director
David V. Milligan, Ph.D.

/s/ VAN BILLET	Director
Van Billet

/s/ DAVID W. CARTER	Director
David W. Carter

/s/ ALLAN L. COMSTOCK	Director
Allan L. Comstock

/s/ KATHRYN A. TUNSTALL	Director
Kathryn A. Tunstall